SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         WALNUT FINANCIAL SERVICES, INC.
                (Name of Registrant as Specified In Its Charter)

                           Joshua S. Kanter, Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

        4) Proposed maximum aggregate value of transaction:

        5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:



                         WALNUT FINANCIAL SERVICES, INC.
                           8000 Towers Crescent Drive
                                   Suite 1070
                             Vienna, Virginia 22182
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ----------------

                           TO BE HELD ON JUNE 6, 1996

         NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Walnut Financial Services, Inc. (the "Company") will be held on June 6, 1996 at 11:00 a.m. at The Tower Club, 8000 Towers Crescent Drive, Vienna, Virginia 22182, for the following purposes:

         1. To elect six (6) directors of the Company to serve until the 1997 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

         2. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

         Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

         The Board of Directors has fixed the close of business on May 3, 1996 as the record date for the Annual Meeting. Only stockholders of record of the Company's common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                By Order of the Board of Directors


Chicago, Illinois               Joshua S. Kanter
May 10, 1996                    Secretary


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.


                         WALNUT FINANCIAL SERVICES, INC.
                           8000 Towers Crescent Drive
                                   Suite 1070
                             Vienna, Virginia 22182
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                   FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 6, 1996

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Walnut Financial Services, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders of the Company to be held on June 6, 1996, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of six (6) directors of the Company and to act on any other matters properly brought before them.

         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 13, 1996. The Board of Directors has fixed the close of business on May 3, 1996 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 13,817,200 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

         STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PERSONS DESIGNATED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE (I) FOR THE ELECTION OF THE SIX (6) NOMINEES FOR DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, AND (II) IN THEIR OWN DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING.

         The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes cast with a quorum present at the Annual Meeting is required for the election of directors. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the vote required although both will count towards the presence of a quorum.

         A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

         THE COMPANY'S 1995 ANNUAL REPORT ON FORM 10-K ("ANNUAL REPORT"), INCLUDING FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, IS BEING MAILED TO STOCKHOLDERS CONCURRENTLY WITH THIS PROXY STATEMENT. THE ANNUAL REPORT, HOWEVER, IS NOT PART OF THE PROXY SOLICITATION MATERIAL. ADDITIONAL COPIES OF THE ANNUAL REPORT, TOGETHER WITH EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO WALNUT FINANCIAL SERVICES, INC., 8000 TOWERS CRESCENT DRIVE, SUITE 1070, VIENNA, VIRGINIA 22182, ATTENTION: INVESTOR RELATIONS.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of six (6) members with the directors serving for a term of one (1) year and until their successors are duly elected and qualified. The terms of all directors expire at each annual meeting of stockholders.

         At the Annual Meeting, all six (6) directors will be elected to serve until the 1997 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Burton W. Kanter, Eugene N. Scalercio, Joel S. Kanter, William F. Burge, III, Gene E. Burleson and Solomon A. Weisgal to be directors (the "Nominees"). Mr. Jeremy Shamos has declined to stand for re-election and is the only current member of the Board of Directors who has not been nominated for election to the Board of Directors at the Annual Meeting. Mr. Burleson has been nominated to fill Mr. Shamos' vacated position. To the best of the Company's knowledge, Mr. Shamos has no disagreements with the Company on any matter relating to the Company's operations, policies or practices. Each of the Nominees has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable or unwilling to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES

        The following biographical descriptions set forth certain information with respect to the Nominees for election as directors at the Annual Meeting, based on information furnished to the Company by each Nominee. The following information is as of March 31, 1996, unless otherwise specified.


Name                        Age                    Title
- - ------------------------  --------   --------------------------------

Burton W. Kanter             65      Director (Chairman)

Eugene N. Scalercio          55      Director

Joel S. Kanter               39      President and Director

William F. Burge, III        53      Director

Solomon A. Weisgal           69      Director

Gene E. Burleson             55      Nominee for Director
=====================================================================

BURTON W. KANTER                                Director since February 27, 1995

         Mr. Kanter has served as a Director of the Company since February 27, 1995 and the Chief Executive Officer of Walnut Capital Corp., a Delaware corporation ("Walnut"), a subsidiary of the Company, since February 27, 1995. He has been a director of Walnut since 1983, and was the President of Walnut between 1987 and February 27, 1995, and Treasurer of Walnut from January 1994 until February 27, 1995. Mr. Kanter is of counsel to Neal Gerber & Eisenberg, a Chicago, Illinois law firm. From 1961 through 1985, Mr. Kanter was a partner in the law firm of Kanter & Eisenberg or its predecessor firms. He is the author of numerous articles and a frequent lecturer in the field of Federal income taxation, and founder and co-author of the nationally known column in the Journal of Taxation called "Shop Talk." He is a member of the faculty of the University of Chicago Law School. He is a director of numerous companies, including the following public companies:
         HealthCare COMPARE Corp., Channel America, Inc., Power-Cell, Inc., Scientific Measurement Systems, Inc., and Logic Devices Incorporated. He is a member of the Board of Directors or the Board of Trustees of: the Midwest Film Center of the Chicago Art Institute, the Chicago International Film Festival, and the Museum of Contemporary Art of Chicago. He is also on the advisory board of the Wharton School of the University of Pennsylvania Real Estate Center and the University of Chicago Annual Tax Conference. Mr. Kanter is the father of Joel S. Kanter and Joshua S. Kanter (Secretary of the Company).

EUGENE N. SCALERCIO                                          Director since 1985

         Mr. Scalercio has served as a Director of the Company and NFS Services, Inc., a Delaware corporation ("NFS"), a subsidiary of the Company, since 1985 and has been a director of Walnut since February 27, 1995. He has been the Chief Executive Officer of NFS since 1985. From March 1985 until February 27, 1995, Mr. Scalercio was the Chairman of the Board and Chief Executive Officer of the Company. Prior to the formation of the Company, Mr. Scalercio served from 1971 to 1985 as an Executive Vice President of NFS Services, Inc., a subsidiary of Swanton Corporation, and was also an officer and director of other Swanton subsidiaries during such period. Mr. Scalercio has also acted, from 1976 to 1987, as a creditor trustee for Edwards & Hanly, debtor-in-possession, and as a consultant to various brokerage firms in liquidation.

JOEL S. KANTER                                  Director since February 27, 1995

         Mr. Kanter became a Director of the Company, a director of Walnut and NFS and the President of the Company and Walnut on February 27, 1995. From 1988 to February 27, 1995, Mr. Kanter was a consultant to Walnut. Mr. Kanter has served as President of Windy City, Inc. ("WCI"), a privately held investment firm, since July 1986. From 1978 through 1979, Mr. Kanter served as a Legislative Assistant to Congressman Abner
         J. Mikva (D-Ill.) specializing in Judiciary Committee affairs. From 1980 through 1982, Mr. Kanter served as a Special Assistant to the National Association of Attorneys General, representing that organization's positions in the criminal justice and environmental arenas. From 1982 through 1984, Mr. Kanter served as Staff Director of the House Subcommittee on Legislative Process chaired by Congressman Gilles D. Long (D-La.). In that capacity, he also lent assistance to the House Democratic Caucus which was also chaired by Congressman Long. From 1985 through 1986, Mr. Kanter served as Managing Director of The Investors' Washington Service, an investment advisory company specializing in providing advice to large institutional clients regarding the impact of federal legislative and regulatory decisions on debt and equity markets. Clients of Investors' Washington Service included Amoco Oil, AT&T, Bankers Trust, Citicorp, Chase Manhattan Bank, Chrysler Corporation, General Motors, J.C. Penney, and others. Mr. Kanter currently serves on the Boards of Directors of Trans Global Services, Inc., GranCare, Inc., I-Flow Corporation, Osteoimplant Technology, Inc., Healthcare Acquisition Corp. and MEDCROSS, Inc., each of which is a publicly-held concern, as well as a number of private concerns. Mr. Kanter is the son of Burton W. Kanter and the brother of Joshua S. Kanter.

WILLIAM F. BURGE, III                           Director since February 27, 1995

         Mr. Burge has been a Director of the Company since February 27, 1995. Mr. Burge has been a director of Walnut since 1992. Since 1987, Mr. Burge has been Chairman of the Houston Metropolitan Transit Authority Board of Directors. He is on the Board of Directors of Texas Commerce-Bellaire, former Trustee of the University of Houston Foundation and Tartan Corp. He is also a Board member and past Chairman of the West Houston Association. Since 1980, he has been a Board member of Sky Ranch and Vice Chairman of the Harris County Housing Finance Corporation. Since 1970, Mr. Burge has served as Managing Director and Vice Chairman of the Board of Directors of Mitsubishi Estate Company Associates, USA, as well as President and Managing Director of Ayrshire Corp. He also has experience in commercial and residential real estate development in Houston, Dallas, New York, New Orleans, Atlanta and Los Angeles. He is on the advisory board of the Wharton School of the University of Pennsylvania Real Estate Center and a member of the Urban Land Institute.

GENE E. BURLESON                                                         Nominee

         Mr. Burleson has not previously been a Director of the Company. Since 1989, Mr. Burleson has been an officer of GranCare, Inc., where he is currently the Chairman of the Board of Directors, President and Chief Executive Officer. From 1974 until he joined GranCare, Inc., Mr. Burleson was an employee of American Medical International ("American") where he served in progressively responsible positions within the domestic and international operations of such company. Mr. Burleson was elected president of American's worldwide operation in 1986 at which time he was also the Chief Operating Officer, in which capacities his responsibilities included oversight of international acute care hospitals, psychiatric facilities and related health care services. Mr. Burleson is presently a director of Decker's Outdoor Corp., a publicly-held concern, as well as a number of private concerns.

SOLOMON A. WEISGAL                              Director since February 27, 1995

         Mr. Weisgal has been a Director of the Company since February 27, 1995. Mr. Weisgal has been a director of Walnut since 1984. Mr. Weisgal is a Certified Public Accountant and has been President of Solomon A. Weisgal, Ltd., a financial consulting firm, since its inception in 1979. Mr. Weisgal is presently a director of Chicago Holdings, Inc. and Dealers Alliance Credit Corp., privately-held concerns, and First Merchants Acceptance Corporation, a company listed on the Nasdaq National Market.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by (x) owners of more than five percent (5%) of the outstanding Common Stock who are known to the Company, and (y) Eugene N. Scalercio, Burton L. Kanter and Michael Allan Faber (collectively, the "Named Executive Officers"), directors and director-nominees of the Company, individually, and the executive officers and directors of the Company, as a group, and (ii) the percentage of ownership of the outstanding Common Stock represented by such shares. The share ownership is reported as of February 29, 1996. All share numbers are provided based upon information supplied to management of the Company by the respective individuals and members of the group. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.


     Names and Addresses of                                       Percent
  Directors, Director-Nominees                    Number of         of
          and Officers                             Shares          Class
- - ---------------------------------               ------------   ------------

Burton W. Kanter(1)                               1,209,206        8.6%
Two North LaSalle St.
Suite 2200
Chicago, IL 60602

Eugene N. Scalercio(2)                             296,966         2.1%
90 West Washington
New York, New York

Solomon A. Weisgal(3)                              558,629         4.0%
120 S. Riverside Plaza
Suite 1420
Chicago, IL 60606

Joel S. Kanter(4)                                 1,442,467        10.0%
8000 Towers Crescent Drive
#1070
Vienna, VA  22182

William F. Burge, III(5)                           39,510              *
Ayrshire Corporation
2028 Buffalo Terrace
Houston, TX  77019

Jeremy Shamos(6)                                   714,820         5.2%
766 Monaco Street Parkway
Denver, CO  80220

Gene E. Burleson(7)                                  -0-             *
One Ravinia Drive
Suite 1500
Atlanta, GA  30346

Michael Alan Faber(8)                              184,163         1.3%
8000 Towers Crescent Drive
Suite 1070
Vienna, VA  22182

Officers and Directors, as a                      4,445,761        29.6%
group(9):

Names and Addresses of 5%
   Beneficial Owners
   -----------------

Windy City, Inc. (10)                              914,016         6.4%
8000 Tower Crescent Drive,
Suite 1070
Vienna, Virginia  22182



- - ------------------------------
Footnotes follow on the next page.


*       Less than one percent (1%).

(1) Mr. Kanter is the Chairman of the Board of Directors of the Company and the Chief Executive Officer and a Director of Walnut. The number of shares reported includes: (i) 9,017 shares owned by BWK, Inc. ("BWK"),
        (ii) 40,523 shares owned by Carlco, Inc. ("Carlco"), (iii) 566,098 shares owned by Mr. Kanter, not personally but solely as Co-Trustee of each of the general partners of the HAP Trusts Partnership ("HAP"), (iv) 366,043 shares owned by THC, (v) 40,078 shares owned by TMT, Inc. ("TMT"), and (vi) options to purchase up to 187,447 shares at $1.80 per share which options are presently exercisable.

        Mr. Kanter disclaims any and all beneficial interest in any of the above referenced shares of Common Stock owned by BWK, Carlco, HAP, THC or TMT. Mr. Kanter, as President of BWK, Carlco, TMT and THC, has sole voting and investment control of the 455,661 shares owned by BWK, Carlco, TMT and THC and, upon exercise thereof, will have sole voting and investment control over the 187,447 shares underlying Mr. Kanter's options. Mr. Kanter, as Co-Trustee of each of the general partners of HAP, shares voting and investment control of the 566,098 shares owned by HAP with his fellow co-trustee.

        Each of BWK, Carlco, HAP, THC and TMT disclaim any and all beneficial ownership of the shares owned by the others.

(2) Mr. Scalercio is a Director of the Company; Chief Executive Officer and a Director of each of NFS, ARS and NFS Collection; and a Director of Walnut. The number of shares reported includes: (i) 136,605 shares owned directly by Mr. Scalercio, (ii) 20,000 shares issuable upon exercise of options at $2.00 per share which expire on July 14, 1998 (the "$2.00 Options") which $2.00 Options are presently exercisable, (iii) 135,161 shares issuable upon exercise of warrants at $1.81 per share which expire on March 13, 1997 (the "$1.81 Warrants") which $1.81 Warrants are presently exercisable, and (iv) 5,200 shares held for his benefit by the Company's 401(k) plan.

(3) Mr. Weisgal is a Director of the Company and Walnut. The number of shares reported includes: (i) 45,199 shares owned by Cypress Lane Investments ("Cypress"), (ii) 45,199 shares owned by Nacha Investment Company ("Nacha"), (iii) 89,062 shares owned by Mr. Weisgal, not personally but solely as Trustee of those certain 25 separate and individual trusts commonly and collectively known as the Rainbow Trusts ("Rainbow"), (iv) 339,659 shares owned by the BRT Partnership ("BRT"), and (v) options to purchase up to 33,510 shares at $1.80 per share and options to purchase up to 6,000 shares at $2.25 per share, all of which options are presently exercisable.

        Mr. Weisgal disclaims any and all beneficial interest in any of the shares owned by Nacha, Rainbow or BRT. As such, Mr. Weisgal has a beneficial interest only in the 45,199 shares owned by Cypress. Mr. Weisgal has sole voting and investment control of the 473,920 shares owned by Nacha, Rainbow and BRT and, upon exercise thereof, will have sole voting and investment control over the 39,510 shares underlying Mr. Weisgal's options. Mr. Weisgal, as the trustee of one of the general partners of Cypress, shares voting and investment control of the 45,199 shares owned by Cypress.

        Each of BRT, Cypress, Nacha and Rainbow disclaim any and all beneficial ownership in the shares owned by the others.

(4) Mr. Kanter is the Chief Executive Officer, President and a Director of the Company, the President and a Director of Walnut and a Director of each of NFS, ARS and NFS Collection. The number of shares reported includes: (i) 378,493 shares owned by the Kanter Family Foundation ("KFF"), (ii) 461,483 shares owned by WCI, (iii) warrants to purchase up to 452,533 shares at $3.00 per share owned by WCI, and (iv) options to purchase up to 149,958 shares at $1.80 per share which options are presently exercisable.

        Mr. Kanter disclaims any and all beneficial interest in any of the above referenced securities owned by KFF or WCI. Mr. Kanter, as President of KFF and WCI, has sole voting and investment control of the 795,476 shares owned by KFF and WCI and, upon exercise thereof, will have sole voting and investment control over the 149,958 shares underlying Mr. Kanter's options and the 452,533 shares underlying WCI's warrants.

        Each of KFF and WCI disclaim any and all beneficial ownership of the shares owned by the other.

(5) Mr. Burge is a Director of the Company and Walnut. The number of shares reported includes options to purchase up to 33,510 shares at $1.80 per share and options to purchase up to 6,000 shares at $2.25 per share, all of which options are presently exercisable.

(6) Mr. Shamos is a Director of the Company and Walnut. The number of shares reported includes: (i) 675,310 shares owned by GFC Partnership, and (ii) options to purchase up to 33,510 shares at $1.80 per share and options to purchase up to 6,000 shares at $2.25 per share, all of which options are presently exercisable. Mr. Shamos, as a trustee of several of the general partners of GFC Partnership, shares voting and investment control of the 675,310 shares owned by GFC Partnership and disclaims any beneficial ownership of said shares.

(7) Mr. Burleson is a nominee to the Company's Board of Directors. If Mr. Burleson is elected as a Director, he will receive a ten-year option to acquire up to 10,000 shares exercisable at the market price at the time of grant.

(8) Mr. Faber is a Director of each of NFS, ARS and NFS Collection and the Vice President and Secretary of Walnut. The number of shares reported includes: (i) 22,265 shares owned by Mr. Faber, (ii) 11,940 shares owned by a corporation of which Mr. Faber is the president and sole director, and (iii) options to purchase up to 149,958 shares at $0.90 per share which options are presently exercisable.

(9) Such group consists of seven persons. The number of shares reported includes all of the shares reported at Footnotes 1 through 7, inclusive.

(10) Includes (i) 461,483 shares owned by WCI, and (ii) warrants to purchase up to 452,433 shares at $3.00 per share owned by WCI.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        SUMMARY COMPENSATION. The following table sets forth the compensation paid by the Company to the Named Executive Officers. Such persons are the current executive officers of the Company and its subsidiaries whose cash compensation exceeded $100,000 for the 1995 fiscal year. Amounts paid by the Company to Mr. Scalercio reflect the fiscal years ended March 31, 1995, 1994 and the period from April 1, 1995 through December 31, 1995. Amounts paid to Messrs. Burton Kanter, Joel Kanter and Faber reflect the fiscal years ended December 31, 1995, 1994 and 1993. Current salaries for the Named Executive Officers approximate the most recent reported salaries except that (i) Mr. Joel Kanter's salary has been increased to $200,000 per annum as of January 1, 1996, and (ii) Mr. Burton Kanter's salary has been reduced to $100,000 per annum as of January 1, 1996. See also CERTAIN RELATIONSHIPS AND TRANSACTIONS for additional amounts paid by the Company to its executive officers and their affiliates.



                           SUMMARY COMPENSATION TABLE


                                                                                          Long Term
                                                                                        Compensation
                                                                                     ------------------
                                               Annual Compensation                         Awards
                                 ------------------------------------------------    ------------------
                                                                       Other
                                                                      Annual
  Name and Current                                                 Compensation           Options/
 Principal Position     Year      Salary ($)       Bonus ($)            ($)               SARs(#)
- - --------------------   -------   -------------    ------------    ---------------    ------------------
Burton W. Kanter(1)     1995    $   150,000(2)         --               --                  --
  Chief Executive       1994        150,000(2)         --               --            249,929 options
  Officer of Walnut     1993        150,000(2)         --               --                  --

Joel S. Kanter,         1995    $     70,000           --               --                  --
  President of the      1994         70,000(3)         --               --            199,944 options
  Company and Walnut    1993         67,485(3)         --               --                  --

Eugene N. Scalercio(4)  1995(5)  $    69,230           --               --                  --
  Chief Executive       1995(6)      161,471           --          $ 5,173(7)               --
  Officer of NFS        1994(8)      167,308        $  25,000           --             20,000 options

Michael Alan Faber,     1995    $    150,000        $  10,000           --                  --
  Vice President and    1994         135,000           15,000           --            149,958 options
  Secretary of Walnut   1993          90,000           60,000           --                  --


- - ---------------


(1) Mr. Kanter was the President and Treasurer of Walnut prior to the Business Combination.

(2) Of the $150,000 reported, $15,000 was base salary and $135,000 was paid to Mr. Kanter, d/b/a BK Consultants, in the form of consulting fees. See Certain Relationships and Transactions.

(3) Mr. Kanter was a consultant to Walnut prior to the Business Combination and the amounts reflected represent consulting fees. See Certain Relationships and Transactions.

(4) Mr. Scalercio was the Chief Executive Officer of the Company prior to the Business Combination.

(5) Amounts paid for the period April 1, 1995 through December 31, 1995. Mr. Scalercio earned $102,115 in the aggregate for the calendar year ended December 31, 1995.

(6)     Amounts paid for the fiscal year ended March 31, 1995.

(7) Represents insurance premiums paid by the Company with respect to term life insurance for the benefit of Mr. Scalercio.

(8)     Amounts paid for the fiscal year ended March 31, 1994.


        OPTIONS AND OTHER AWARDS. No options were granted to the Named Executive Officers during the fiscal year ended December 31, 1995. The following table provides certain information as to the value of outstanding options held by the Named Executive Officers.


                               AGGREGATED OPTIONS EXERCISED IN FISCAL YEAR 1995 AND
                                        FISCAL 1995 YEAR-END OPTION VALUES


                         Shares                    Number of Securities Underlying Value of Unexercised in-the-
                      Acquired on       Value          Unexercised Options            Money Options at Fiscal
Name                  Exercise (#)   Realized ($)     at Fiscal Year-End(#)               Year-End($)(1)
- - -------------------   ------------   -----------   ----------------------------   -------------------------------

                                                    Exercisable    Unexercisable    Exercisable     Unexercisable
                                                   -------------   ------------   ---------------   -------------

Burton W. Kanter           0              0            124,965        124,964       $ 56,234(2)      $56,234(2)

Joel S. Kanter             0              0             99,972         99,972         44,987(3)       44,987(3)

Eugene N. Scalercio        0              0            155,161            N/A         64,471(4)          N/A

Michael Alan Faber         0              0            112,469         37,489(5)     151,833(6)       50,610(6)




(1) Value is based on a $2.25 per share closing bid price as quoted on the Nasdaq National Market System on December 29, 1995.

(2) Amounts represent options to acquire 249,929 shares of Common Stock in the aggregate at $1.80 per share.

(3) Amounts represent options to acquire 199,942 shares of Common Stock in the aggregate at $1.80 per share.

(4) Amount represents options to acquire 20,000 shares of Common Stock at $2.00 per share and warrants to acquire 135,161 shares at $1.81 per share.

(5)     These options became exercisable on January 1, 1996.

(6) Amounts represent options to acquire 149,958 shares of Common Stock in the aggregate at $.90 per share.


        EMPLOYMENT AGREEMENTS WITH MANAGEMENT. The Company has not entered into employment agreements with any of the Named Executive Officers. However, Walnut has entered into employment agreements with Burton W. Kanter, Joel S. Kanter and Michael Alan Faber. Mr. Burton Kanter's employment agreement provides that he is entitled to a minimum base salary of $150,000 per annum. He is also entitled to a bonus as determined by the Board of Directors of Walnut from time to time in its sole and absolute discretion. The agreement expires in February 1998, unless terminated at an earlier date pursuant to the terms and conditions of the agreement. Mr. Kanter is not obligated to devote his full time to the Company. His employment may be terminated due to illness, disability or other incapacity such that he is unable to perform his duties for a period of 90 days during any 12-month period. Mr. Kanter's employment may also be terminated prior to the expiration of his agreement by Walnut upon the occurrence of grounds justifying "discharge for cause" or by voluntary election of either Walnut or Mr. Kanter upon prior written notice. If his employment is terminated by Walnut without cause, he will be entitled to receive a base salary for a one-year period after the date of termination. The terms and conditions of the employment contracts of Mr. Joel Kanter and Mr. Faber are identical to the employment contract of Mr. Burton Kanter, except that each of Mr. Joel Kanter and Mr. Faber have agreed to not compete with the Company or NFS (but not Walnut) for a period of three years after his termination of employment with Walnut and except that the base salaries are different. Mr. Joel Kanter is entitled to a minimum base salary of $70,000 per annum, as of the consummation of the Business Combination, and Mr. Faber is entitled to a minimum base salary of $135,000, as of the consummation of the Business Combination.

        Each of Eugene N. Scalercio and Joseph Mino, a former officer of the Company and, through JLM Associates, Ltd., currently a consultant to NFS, has entered into a noncompetition agreement with NFS, which provides that such individuals will not compete with the Company or its subsidiaries (other than Walnut) for a period of three years after termination of his employment with the Company. Neither the Company nor NFS has entered into any employment agreement with Mr. Scalercio or Mr. Mino.

DIRECTOR COMPENSATION

        During the 1995 fiscal year the Company paid its non-employee directors $1,500 for each regularly scheduled meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone. In April 1996 the Board of Directors resolved to pay the Company's non-employee directors $2,500 for each regularly scheduled meeting attended in person or by telephone, $2,500 for each special meeting attended in person and $500 for each committee meeting attended in person or by telephone. The Company reimburses the directors for reasonable out-of-pocket expenses incurred in connection with their activities on behalf of the Company. If a director is re-elected, such director will receive, upon such re-election, a 10-year option to purchase 6,000 shares of Common Stock at the market price at the time of grant. Any new director elected to the Board of Directors will receive a 10-year option to purchase up to 10,000 shares of Common Stock at the market price at the time of grant.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

GENERAL

        The Company is managed by a six (6) member Board of Directors, three (3) of whom are outside directors and are not members of the management of the Company or one of its subsidiaries. The current independent directors are Messrs. Shamos, Burge and Weisgal. Mr. Shamos will not stand for election as a director for this term. Mr. Burleson has been nominated to stand for election to the Board of Directors and replace Mr. Shamos as an outside director. All six
(6) seats on the Board of Directors are to be filled. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the directors whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the year following the year of their election and the election and qualification of their successors.

        The Board of Directors held five (5) meetings during the 1995 fiscal year. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member. The Board of Directors acted by unanimous written consent on four (4) occasions during the 1995 fiscal year.

        The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Stock Option Plan Administrative Committee. The members of all such committees serve at the discretion of the Board of Directors.

        Audit Committee. The Audit Committee, which consists of Messrs. Shamos, Burge and Weisgal, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accounts, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two (2) times during the 1995 fiscal year. Mr. Weisgal is the chairman of the Audit Committee.

        Compensation Committee. The Compensation Committee consists of Messrs. Shamos, Burge and Weisgal. The Compensation Committee has the authority to establish the compensation, benefits and prerequisites for the executive officers, directors and other employees of the Company and each of its direct and indirect subsidiaries. The Compensation Committee met one (1) time during the 1995 fiscal year. Mr. Shamos is the chairman of the Compensation Committee.

        Incentive Stock Option Plan Administrative Committee (the "Option Plan Committee"). The Option Plan Committee consists of Messrs. Shamos, Burge and Weisgal. The Option Plan Committee is empowered to administer the Walnut Capital Corp. 1987 Stock Option Plan, the NFS Services, Inc. 1989 Incentive Stock Plan and the NFS Services, Inc. 1994 Stock Incentive Plan. The Option Plan Committee met one (1) time during the 1995 fiscal year. Mr. Burge is the chairman of the Option Plan Committee.

        Assuming that he is duly elected by the shareholders of the Company at the Annual Meeting, the Board of Directors anticipates that Mr. Burleson will replace Mr. Shamos on the above-described committees in an identical capacity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Messrs. Shamos, Burge and Weisgal. None of them has served as an officer of the Company or has any other business relationship or affiliation with the Company, except his service as a director. The Compensation Committee is proposed to consist, after the Annual Meeting, of Messrs. Burleson (assuming he is elected as a director), Burge and Weisgal. Mr. Burleson has never served as an officer of the Company and does not have any other business relationship or affiliation with the Company, except his proposed service as a director. Joel Kanter, President and a director of the Company, serves on the Board of Directors and is a member of the finance and audit committees of said Board of Directors of GranCare, Inc. Mr. Burleson serves as the Chief Executive Officer, President and Chairman of the Board of Directors of GranCare, Inc.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

        The Company has retained the firm of Barack, Ferrazzano, Kirschbaum & Perlman ("BFKP") as its general counsel. Joshua S. Kanter is counsel to such firm and is the General Counsel and Secretary of the Company. Walnut paid approximately $17,700 and $8,000 in legal fees and expenses to BFKP in 1993 and 1994, respectively, and has paid approximately $16,700 in legal fees and expenses to such firm through December 31, 1995. In addition, the Company has paid approximately $206,000 in legal fees and expenses to BFKP through December 31, 1995 and has current BFKP invoices outstanding as of December 31, 1995 totalling approximately $107,500. The Company also issued 34,000 shares of Common Stock to Joshua Kanter during 1995 in lieu of payment of fees of $65,000 owing to BFKP. In addition, the Company has retained the firm of Neal, Gerber & Eisenberg as counsel in connection with certain matters. Burton W. Kanter is counsel to such firm and Chief Executive Officer of Walnut. Walnut paid approximately $13,000, $16,000 and $30,000 to such firm for reimbursement of expenses incurred on behalf of Walnut for the years ended December 31, 1995, 1994 and 1993, respectively.

        Walnut has entered into a sublease agreement with WCI. Messrs. Joel Kanter and Joshua Kanter are the President and Vice President, respectively, of WCI. Under the sublease agreement, Walnut leases offices from WCI and WCI provides Walnut with secretarial and other administrative services. The costs of the secretarial and other administrative services are included in the sublease rental payments. Walnut paid $51,680, $49,020 and $51,480 to WCI under the sublease agreement in 1993, 1994 and 1995, respectively. The sublease has a one-year term which is renewable annually. Management believes the terms of such administrative agreement and the amounts paid thereunder are commensurate to the amounts that Walnut would have to pay to unaffiliated third parties for comparable leased offices and services.

        In order to satisfy Walnut's June 30, 1995 obligation pursuant to its July 1994 agreement (the "SBA Agreement")with the United States Small Business Administration (the "SBA"), WCI subscribed to purchase 452,533 units valued at $2.25 per unit, each unit consisting of one share of Common Stock and one three-year common stock purchase warrant entitling the holder thereof to purchase one share of Common Stock at $3.00 per share. WCI made payment for said subscription by delivering to the Company 45,000 shares of Logic Devices Incorporated common stock (Nasdaq - LOGC) and 500,000 shares of Consolidated Technology Group, Inc. common stock (Nasdaq - COTG) (collectively, the "Payment Securities"). Immediately thereafter, the Company contributed the Payment Securities to Walnut as additional paid-in capital in order to, as stated above, satisfy Walnut's June 30, 1995 obligation pursuant to the SBA Agreement.

        The Holding Company ("THC"), a company of which Burton W. Kanter is President, has made unsecured loans to Walnut in the aggregate principal amount of $270,000. Management believes that such loans were on terms no less favorable than the terms available from institutional lenders. The loans accrued interest at 8.75% per annum. The loans were repaid in April 1996.

        As of December 31, 1994, Joel S. Kanter, on behalf of the Company, and Messrs. Scalercio and Mino and Mr. Robert Poulson, Jr., a former director of the Company, mutually agreed (i) to cancel certain outstanding subscription receivables in the amounts of approximately $150,000, $50,000 and $50,000, respectively, for Messrs. Scalercio, Mino and Poulson, (ii) to cancel the 80,687 shares of Common Stock owned by such individuals in the aggregate in connection with such subscription agreements owned by such individuals, and (iii) to cancel warrants to purchase 80,688 shares of Common Stock at $3.10 per share which had been issued in connection with such subscription agreements. This transaction was undertaken in order to cancel certain subscriptions for the Company's securities made by Messrs. Scalercio, Mino and Poulson which subscriptions resulted in obligations of said individuals to the Company that said individuals were not, at December 31, 1994, in a financial position to honor. As such, the subscription receivables and the corresponding securities were cancelled on the same terms as contained in the original subscriptions which originally resulted in the creation of the subscription receivables and the issuance of the subject securities.

        Walnut may receive consideration for its management assistance if agreed to by a portfolio company and subject to the approval of the SBA. Walnut has not received any consideration for its management assistance to portfolio companies during the past three fiscal years or in the current fiscal year to date. However, during this period, two parties who may be deemed to be affiliates of Walnut, WCI and Plaza Street Holdings, Inc. ("Plaza"), have received consideration for management assistance rendered exclusively by said parties to Walnut portfolio companies. In 1992, WCI received $21,239.44 from one portfolio company. In 1994, WCI received $20,417.70 from one portfolio company, and Plaza received $35,000 from one portfolio company. Plaza received $50,000 from one portfolio company in 1995.

                              INDEPENDENT AUDITORS

        The accounting firm of Richard A. Eisner & Company, LLP has served as the Company's independent auditors since March 1993. The Audit Committee of the Company's Board of Directors has not yet met to select the Company's independent auditor for the 1996 fiscal year. A representative of Richard A. Eisner & Company, LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        In February 1995, Walnut dismissed Coopers & Lybrand, L.L.P. as its independent auditor, in favor of Richard A. Eisner & Company which had been the independent auditor for the Company and NFS since March 1993. Management made this change in order to consolidate the accounting and auditing functions for the Company and each of its subsidiaries with one independent auditor. The Walnut Board of Directors approved such dismissal. During the Company's two most recent fiscal years, no report issued by Coopers & Lybrand, L.L.P. to Walnut contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years, Walnut and Coopers & Lybrand, L.L.P. had no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                                  OTHER MATTERS

SOLICITATION OF PROXIES

        The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's principal executive office no later than Monday, January 13, 1997 in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 1997 Annual Meeting of Stockholders.

OTHER MATTERS

        The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.


        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

This Proxy Statement is dated May 10, 1996.


- - --------------------------------------------------------------------------------


                         WALNUT FINANCIAL SERVICES, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 6, 1996
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned appoints Joel S. Kanter and Joshua S. Kanter, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of Walnut Financial Services, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at The Towers Club, 8000 Towers Crescent Drive, Vienna, Virginia 22182, commencing Thursday, June 6, 1996, at 11:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the following:

ITEM 1.  ELECTION OF SIX DIRECTORS:

         [ ]   FOR ALL NOMINEES (except          [ ]   WITHHOLD AUTHORITY
               as marked to the contrary               to vote for all nominees
               on the line below)                      listed below

         Nominees (term, if elected, expires 1997):

             William F. Burge, III Gene E. Burleson Burton W. Kanter
              Joel S. Kanter Eugene N. Scalercio Solomon A. Weisgal

           TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE HIS OR THEIR NAME OR NAMES IN THE SPACE BELOW:

                    ----------------------------------------

ITEM 2. IN THEIR DISCRETION, ON ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         AUTHORITY GRANTED                           AUTHORITY WITHHELD
         under this Item 2.                          under this Item 2
         [ ]   FOR                                   [ ]  AGAINST

         The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1., AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM
2. ABOVE.

                                       _________________________________________
                                       Signature of Stockholder

                                       Dated: ____________________________, 1996


NOTE: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return signed proxy in the enclosed envelope.